                              AMENDED AND RESTATED
                                MASTER AGREEMENT
                                      AMONG
                    T. ROWE PRICE INVESTMENT SERVICES, INC.,
                         T. ROWE PRICE ASSOCIATES, INC.,
                                       AND
                     SECURITY BENEFIT LIFE INSURANCE COMPANY

  THIS AGREEMENT is made as of the 25th day of April, 1995, amended and restated
as of May 1,  1998,  by and  among  T.  ROWE  PRICE  INVESTMENT  SERVICES,  INC.
("INVESTMENT  SERVICES"),  T. ROWE PRICE ASSOCIATES,  INC. ("PRICE ASSOCIATES"),
both  Maryland  corporations  with  principal  offices at 100 East Pratt Street,
Baltimore,   Maryland  21202,  and  SECURITY  BENEFIT  LIFE  INSURANCE   COMPANY
("SECURITY  Benefit"),  a Kansas insurance company with principal offices at 700
Harrison Street, Topeka, Kansas 66636.

                                   WITNESSETH:

  WHEREAS, Security Benefit is a life insurance company authorized to conduct an insurance business in 49 states and the District of Columbia;

  WHEREAS,  Security  Benefit  issues,  among other things,  variable  insurance products;

  WHEREAS, Investment Services markets various investment products;

  WHEREAS, Price Associates is the parent company of Investment Services;

  WHEREAS,  the parties are  desirous of entering  into a  relationship  whereby
Investment  Services will market and distribute a variable annuity product to be issued by Security Benefit;

  WHEREAS, this Agreement is intended to serve as the framework for setting forth certain rights, responsibilities and obligations of the parties;

  WHEREAS,  at or about the same time as entering into this Agreement,  Security
Benefit will enter into a Distribution  Agreement with  Investment  Services,  a
Participation  Agreement with  Investment  Services and the Funds,  an Insurance
Agency Agreement ("AGENCY  AGREEMENT") with T. Rowe Price Insurance Agency, Inc.
("AGENCY"),  and a Consulting Agreement ("CONSULTING AGREEMENT") with Investment
Services or an Affiliate thereof; and

  WHEREAS,  this  Agreement  together  with  the  Distribution  Agreement,   the
Participation  Agreement, the Agency Agreement, and the Consulting Agreement are
intended  to serve as the  framework  for  setting  forth  the  various  rights, responsibilities  and  obligations  of the parties  vis-a-vis  one another  with respect to the overall relationship;

  NOW THEREFORE, it is agreed as follows:

                                    ARTICLE 1
                             ADDITIONAL DEFINITIONS

  1.1 AFFILIATE -- With respect to a party, any person  controlling,  controlled by, or under common  control with,  such party,  but shall not include a Fund or
Fund Series.

  1.2  CONTRACTS -- The variable  annuity  products  developed by the parties in accordance with Article 2, which shall consist of the variable  annuity products identified  on SCHEDULE 1 to this  Agreement  as of the  Effective  Date and any class of variable  insurance  products that may be added to SCHEDULE 1 from time to time in  accordance  with Article 2 of this  Agreement.  For this purpose and under this  Agreement  generally,  the phrase a "class of Contracts"  shall mean those  Contracts:  (i) issued by Security Benefit on the same contract form (but allowing  for state  variations)  with the same  benefits,  features and charges distinguishing  such class and reflected on the schedule pages included therein;
(ii)  providing for investment in the same  Subaccounts  which in turn invest in the same Funds; and (iii) covered by the same Registration Statement.

  1.3 DISTRIBUTOR -- The same meaning as provided in the Distribution Agreement.

  1.4 EFFECTIVE DATE -- The date as of which this Agreement is executed.

  1.5 FUND AND FUND SERIES -- An investment company or series thereof serving as a funding medium for the Contracts or a class thereof, which shall include those
Funds and Fund Series named on SCHEDULE 2 to this  Agreement as of the Effective
Date,  and any other  investment  company or series thereof that may be added to
SCHEDULE 2 from time to time in accordance with Article 2 of this Agreement.

  1.6 GENERAL ACCOUNT -- The assets of Security Benefit other than those allocated to a separate account.

  1.7 ICA-40 -- The federal Investment Company Act of 1940, as amended.

  1.8 INSURANCE  COMMISSION -- The  appropriate  agency charged with  regulating insurance activities in a state or other jurisdiction.

  1.9 N.Y. AGREEMENTS -- The distribution  agreement,  participation  agreement, agency  agreement,  and  master  agreement,  substantially  in the  form of this
Agreement  and the  Related  Agreements,  which  shall be entered  into by First
Security Benefit Life Insurance and Annuity Company of New York ("SBL-N.Y."), an
Affiliate  of  Security  Benefit,  and  Investment  Services  and certain of its
Affiliates, pursuant to which SBL-N.Y. shall issue the Contracts in the state of
New York.

  1.10 PROSPECTUS -- Unless the context otherwise  requires,  the prospectus and statement  of  additional  information,  if  any,  included  in  a  Registration
Statement or the definitive  form thereof for any class of Contracts,  including any supplement thereto, as filed with the SEC under SA-33.

  1.11  REGISTRATION  STATEMENT  -- Unless the  context  otherwise  requires,  a registration  statement or amendment thereto for a class of Contracts filed with the SEC under SA-33.

  1.12 RELATED  AGREEMENT(S) -- The Distribution  Agreement,  the  Participation
Agreement,  the Agency  Agreement,  and the Consulting  Agreement  including the schedules to each, as such  Agreements and schedules may be amended from time to time.

  1.13 SA-33 -- The Securities Act of 1933, as amended.

  1.14 SEC -- The Securities and Exchange Commission.

  1.15 SECURITIES  COMMISSION -- The appropriate  agency charged with regulating securities activities in a state or other jurisdiction, but not the SEC.

  1.16 SEPARATE ACCOUNT -- Each separate account of Security Benefit  supporting a class of  Contracts,  which shall  consist of the separate  accounts  named or otherwise  identified on SCHEDULE 3 to this Agreement as of the Effective  Date, and any other separate account of Security Benefit that may be added to SCHEDULE
3 from time to time in accordance with Article 2 of this Agreement.

  1.17  SUBACCOUNT -- A sub-division of the Separate  Account  available under a class of Contracts,  which shall include  those  subaccounts  named or otherwise identified  on SCHEDULE 3 to this  Agreement as of the Effective  Date,  and any other subaccount that may be added to SCHEDULE 3 from time to time in accordance with Article 2 of this Agreement.

                                    ARTICLE 2
                     PRODUCT DESIGN AND PRODUCT DEVELOPMENT

  2.1 SCOPE. The parties intend that this Agreement shall govern certain aspects of their  relationship  with  respect  to the  development,  administration  and offering of one or more classes of Contracts,  to be marketed and distributed by
Investment  Services or other  Distributors  and to be issued,  underwritten and administered by Security  Benefit.  Nothing  contained in this Agreement creates the relationship of employer-employee, joint venture, partnership or association between  Security  Benefit  on the one hand and  Investment  Services  and Price
Associates on the other hand.

  2.2 EXCLUSIVITY.

    (a) Until May 1, 1999,  neither Security Benefit,  nor an Affiliate thereof, shall commence,  proceed with or finalize discussions or negotiations with any mutual fund or  brokerage  complex,  or any  Affiliate  thereof,  set forth on
  SCHEDULE  4  (the   "SCHEDULE  4  COMPANIES")   regarding   the   development,
  registration  or  distribution  of  any  variable  annuity  or  variable  life insurance  product without the prior written  consent of Investment  Services.
  Until May 1, 1999, neither Investment Services nor any Affiliate thereof shall commence,  proceed with or finalize any discussions or  negotiations  with any insurance  company  which is not  Security  Benefit  or an  Affiliate  thereof regarding  the  development,  registration  or  distribution  of any  variable annuity product without the prior written consent of Security  Benefit.  Until
  October 1, 2004, neither  Investment  Services nor any Affiliate thereof shall commence,  proceed with, or finalize any discussion or  negotiations  with any insurance  company  which is not  Security  Benefit  or an  Affiliate  thereof regarding  the  development,  registration  or  distribution  of any immediate variable  annuity  product  without  the prior  written  consent  of  Security
  Benefit.  Until October 1, 2003,  neither Security Benefit,  nor any Affiliate thereof, shall commence, proceed with, or finalize negotiations or discussions with any of the Schedule 4 Companies  regarding the development,  registration or  distribution of any immediate  variable  annuity product without the prior written  consent of Investment  Services.  In the event that,  prior to May 1,
  1999,  Investment  Services  determines  to enter  into an  agreement  for the development,  registration  or  distribution  of any variable  life  insurance product for  distribution  by Investment  Services,  Investment  Services will consider Security Benefit, or an Affiliate thereof, for such product; provided that  Investment  Services shall not be prohibited  from entering into such an agreement with any other party.

    (b) Nothing in this Agreement shall prohibit:

       (i)  Funds   managed   by   Price   Associates   or  Rowe   Price-Fleming
            International,  Inc.  ("ROWE  PRICE-FLEMING")  or  their  respective
            Affiliates from entering into  agreements  with insurance  companies other than Security  Benefit to act as investment  vehicles for such companies' separate accounts; or

       (ii) Price Associates, Rowe Price-Fleming or their respective  Affiliates from providing  investment  advisory services to insurance companies other than Security  Benefit,  as a sub-adviser  or otherwise,  with respect to such companies' variable insurance products; or

       (iii)Security  Benefit,  or an Affiliate  thereof,  from  entering into a participation  agreement  with a fund  established  or operated by a
            Schedule  4  Company,  to act as a funding  vehicle  for a  variable insurance product established or operated by Security Benefit, or an
            Affiliate thereof,  provided that such variable insurance product is marketed  and/or  distributed  by Security  Benefit or an  Affiliate thereof; or

       (iv) Security  Benefit,  or an Affiliate  thereof,  from entering into an agreement  with a Schedule 4 Company for the provision of investment advisory services to an underlying  investment vehicle of a variable insurance product  established or operated by Security Benefit or an
            Affiliate thereof,  provided that such variable insurance product is marketed  and/or  distributed by Security  Benefit,  or an Affiliate thereof.

  2.3 PRODUCT  DESIGN.  The first class of Contracts  shall contain the features indicated in SCHEDULE 5 and Sections 2.5 and 2.6,  provided  that such  features are not  inconsistent  with the features  described in the initial  Registration
Statement filed with the SEC and declared effective on or prior to the Effective
Date and as  provided  in the  Contract  filed as an exhibit  thereto.  Security
Benefit and  Investment  Services shall consult in good faith with each other in connection with the development of any subsequent class of Contract with respect to the  parameters  set forth in Sections 2.5 and 2.6, and the desired  features and benefits for each class of Contracts. The features and benefits may include, among others:

   (a) minimum and maximum initial and subsequent  premium  payments and premium payment plans;

   (b) premium payment allocations, including limits thereon;

   (c) transfers among Subaccounts, including  transfers made in connection with various asset rebalancing and dollar cost averaging programs,  and limits thereon and charges therefor;

   (d) full and partial withdrawals, including limits and charges thereon;

   (e) minimum guaranteed death benefits;

   (f) annuity  options  and  modes,  including  any such  options or modes that
       Security Benefit has available, and partial annuitization;

   (g) overall  limits on charges and  expenses,  and any limits on  allocations thereof to subaccounts;

   (h) funding media underlying the Subaccounts;

   (i) availability  of a  General  Account  option  and  terms  and  conditions thereof;

   (j) a liquidity feature for the withdrawal of contract value; and

   (k) a minimum guarantee to the level of annuity payments.

  Security Benefit shall be responsible for creating one or more Contract forms, as appropriate for the states or jurisdictions  agreed upon for the marketing of the Contracts.

  2.4  GEOGRAPHIC  SCOPE OF  MARKETING.  Unless  otherwise  agreed  in  writing,
Security Benefit shall use its best efforts to make the Contracts  available for issuance in all fifty  states and the  District of Columbia  ("D.C.")  (it being understood  that  SBL-N.Y.  shall  issue the  Contract  in New  York).  Security
Benefit,  recognizing  the business needs of Investment  Services,  will use its best efforts,  as  appropriate,  to make the Contracts  available as promptly as practicable in California,  D.C., Florida,  Maryland, New York, and Virginia. It
is understood that Security Benefit will make all reasonable efforts to have the
Contracts approved,  filed or otherwise cleared in a substantial majority of all states and  jurisdictions,  which majority  shall include all the  jurisdictions specifically  identified  above,  so that the first  class of  Contracts  can be offered no later than the second quarter of 1995.

  2.5 SPECIFIC PARAMETERS.  The specific parameters to be reflected in the first class of Contracts  and to be considered in the  development  of any  subsequent class of Contracts include the following:

   (A) PREMIUM TAX.  Assessments  of a premium tax against a Contract  only upon annuitization,  surrender or death, and not against premium payments when accepted by Security  Benefit;  except that Security  Benefit may reserve the right to deduct premium taxes at any time;

   (B) RESERVATION  OF  RIGHTS.  That  any  right  to  restrict,  terminate,  or
       otherwise  limit  transfer,   premium  payment  allocation,   or  partial
       withdrawal  privileges,  or to impose charges therefor, to deduct premium tax  assessments,  or to impose or  increase  other  expenses  or charges related to such  Contracts  and  reserved by Security  Benefit may not be exercised without the written consent of Investment  Services and without first having made appropriate modifications to applicable Contract forms,
       Registration Statements and Prospectuses;

   (C) ANNUITY OPTIONS.  The annuity options  available shall be similar in kind and number to those  offered  by  competitors  and  include  any  annuity options that Security  Benefit or its Affiliates have available,  and any change or amendment to the assumed  interest rate used in connection with such annuity  options from that used in the first class of Contracts  may be made only with the written consent of Investment Services; and

   (D) GENERAL ACCOUNT. The General Account option shall be designed and offered in a manner that will  qualify the  interests  therein for the  exclusion provided by Section  3(a)(8) of SA-33.  The General  Account option shall offer  rates of  interest  determined,  under  normal  circumstances,  in
       accordance  with  Security   Benefit's  normal  interest  rate  crediting
       procedures set forth in SCHEDULE 6 to this  Agreement.  Security  Benefit shall  consult  with  Investment  Services in advance with respect to the
       General Account's current interest rates to be declared, and the views of
       Investment  Services shall be reasonably  considered in the establishment of such rates;  provided that the determination of the current rate to be credited  shall  be  made  by  Security  Benefit.  Security  Benefit  and
       Investment  Services  have  determined  to use  interest  rate  crediting procedures that maintain  sufficient  liquidity in the General Account to allow  exchanges  from such  Account to any  Subaccount  pursuant  to the dollar cost averaging and asset rebalancing options. Security Benefit and
       Investment Services agree that in the event that short-term rates fall to a  level  such  that  it  is  difficult  to  maintain  the  contractually guaranteed  minimum  interest  rate of three  (3)  percent  that  must be credited on the General  Account,  the parties hereto shall in good faith enter  into  discussions  with a  view  to  changing  the  interest  rate crediting procedures,  or taking other steps to allow Security Benefit to support  the  contractually  guaranteed  interest  rate,  which steps may include  requiring the dollar cost averaging from the General  Account be implemented  over a minimum  period  of time in  excess  of the  one-year period currently required or Investment  Services ceasing to collect from
       Security Benefit any or all of the fee described in Section 4.2(a)(ii).

  2.6 SECTION 403(B) PLANS. Security Benefit has informed Investment Services of its profitability concerns if the Contracts are used to fund plans under Section
403(b) of the Internal Revenue Code of 1986, as amended ("403(b)  Plans").  As a result, Security Benefit reserves the right to cease offering the first class of
Contracts in connection with 403(b) Plans and to create a separate  contract for
403(b) Plans with different specifications than those of the Contracts. Security
Benefit shall consult with  Investment  Services prior to creating such separate contracts and take such action only after obtaining Investment Services' written consent, which shall not be unreasonably withheld.  Once such separate contracts are  available,  Investment  Services  will no longer  offer the first  class of
Contracts to fund 403(b) Plans;  provided,  however,  that 403(b) Plans to which the Contracts have been offered prior to the creation of such separate contracts may continue to offer the Contracts.  In the event Security Benefit demonstrates to  Investment  Services'  reasonable  satisfaction  that the  Contracts are not sufficiently  profitable  when used to fund 403(b) Plans,  measured  solely with respect to such  Plans,  then  Investment  Services  will cease to collect  from
Security Benefit all or a portion of the fee described in Section 4.2(a)(i) with respect to 403(b) Plan separate  account assets funding the Contracts.  Security
Benefit  shall  assist  Investment  Services in  understanding  its  approach to marketing, administering and processing 403(b) Plans.

  2.7 CHANGES IN OR RELATING TO A CONTRACT FORM. After the initial  Registration
Statement for a class of Contracts  has been declared  effective by the SEC, the parties from time to time may mutually agree upon a material change in the terms and provisions of a Contract  form(s) for such class or an amendment or rider to such Contract form(s).  Except to the extent necessary to comply with applicable laws, rules,  regulations or orders, or to accommodate the termination of a Fund or Fund  Series  pursuant  to a decision  of that  Fund's  management,  Security
Benefit  shall not change  unilaterally  in any  material  respect the terms and provisions  of a  Contract  form for a class of  Contracts,  including,  but not limited to, a change in the  variable  information  included  in schedule  pages distinguishing  such class of Contracts,  or a change in the Separate Account or
Subaccounts  thereof  designated  to support such  Contract or any Fund or other funding media underlying any Subaccount,  or make any amendment or rider to such
Contract form whatsoever,  without first obtaining  Investment Services' written consent  thereto,  which  shall not be  unreasonably  withheld.  Any such change agreed upon or consented to in  accordance  with this Section shall be reflected on the Schedules to this  Agreement,  to the extent  appropriate,  in accordance with the provisions of Section 2.9.

  2.8 CHANGES RELATING TO OUTSTANDING  CONTRACTS OR RELATED  SEPARATE  ACCOUNTS,
SUBACCOUNTS  AND FUNDS.  After a Contract  has been  issued and is  outstanding,
Security  Benefit  shall  not  make any  material  change  unilaterally  to such
Contract or the class of Contracts  including  such  Contract or to the Separate
Account or Subaccounts  supporting  such Contract or class,  including,  but not limited  to,  reinsuring  such  Contract  or such  class with  another  insurer, transferring a Separate Account or Subaccount to another insurer, substituting a
Fund or Fund Series or  terminating  investment  therein,  or adding new funding media,  without first giving Investment  Services the opportunity to review such change and obtaining Investment  Services' written consent thereto,  which shall not be  unreasonably  withheld,  except to the extent  necessary  to comply with applicable laws, rules, regulations or orders, or to accommodate the termination of a Fund or Fund  Series  pursuant  to a decision  of that  Fund's  management.
Notwithstanding  the above,  Security Benefit will not substitute a Fund or Fund
Series or  terminate  investment  therein  without  the  consent  of  Investment
Services and Price  Associates  unless it is necessary for the best interests of
Contract owners in all states in which the Contracts are held, the  continuation of such  option  would  cause undue risk to  Security  Benefit,  and  Investment
Services  and Price  Associates  shall have  received an opinion  from  counsel, acceptable  to  them,  that  the  substitution  or  termination  is in the  best interests of Contract  owners in all states in which the  Contracts are held and the continuation of such option would cause undue risk to Security Benefit.  Any such change  implemented  in accordance  with this Section shall be reflected on the Schedules to this Agreement,  to the extent appropriate,  in accordance with the provisions of Section 2.9.

  2.9  SCHEDULES.  The  Schedules  as in effect on the  Effective  Date  provide particular  information concerning the class of Contracts agreed upon as of such
Date.  When the parties agree upon the features and benefits of another class of
Contracts,  the parties shall execute an additional Schedule 5 to this Agreement which shall be the proposed  specifications  reflecting the minimum requirements for such  Contracts.  When the  parties  agree  upon any  change to any class of
Contracts  pursuant  to Section  2.7 or 2.8,  the  Schedules  may be amended and
updated  and  signed  by  parties  to  reflect  such  changes,   to  the  extent
appropriate.  The  provisions of this Agreement  shall be equally  applicable to each  such  added  class  of  Contracts,  Separate  Account(s)  and  Subaccounts
supporting  such  Contracts  and  Funds  and Fund  Series,  unless  the  context otherwise  requires.  With respect to SCHEDULE 7, Security  Benefit shall update such Schedule promptly or otherwise notify Investment Services in writing of any changes to such Schedule.

                                    ARTICLE 3
                  REGISTRATION, DISTRIBUTION AND ADMINISTRATION
                                OF THE CONTRACTS

  3.1 REGISTRATION, FILINGS AND APPROVALS RELATING TO THE CONTRACTS.

   (a) Security Benefit shall be solely responsible for developing and preparing
  all  necessary   Contract   forms  and  related   applications,   Registration
  Statements,  Prospectuses  and  other  documents  in the usual  form,  and for establishing the appropriate  Separate Accounts and Subaccounts to support the
  Contracts and invest in the designated  Funds.  Security Benefit may establish more  than  one  Separate  Account  for this  purpose;  however,  no  variable insurance products other than the Contracts shall be issued through a Separate
  Account, nor shall the Funds be made available to any other variable insurance products issued by Security  Benefit,  if any,  without  Investment  Services'
  prior  written  consent.   Each  Separate  Account  shall  be  established  in
  accordance with applicable state law.

   (b) Security Benefit shall be responsible for filing all such Contract forms, applications,  Registration Statements,  Prospectuses,  exemptive applications relating  to the  Contract  features,  and  other  documents  with the SEC and applicable Securities Commissions.

   (c) Security Benefit shall be responsible for filing all such Contract forms, applications and other documents relating to the Contracts and/or the Separate
  Accounts,  as required or  customary,  with  Insurance  Commissions.  Security
  Benefit  shall be  responsible  for one year from the  effective  date of this
  Agreement for  informing  Investment  Services of any states or  jurisdictions requiring the  registration of a Fund or Fund Series with a regulatory body of such state or jurisdiction.

   (d) Security  Benefit  shall be  responsible  for filing  amendments  to such
  Contract forms, applications,  Registration Statements, Prospectuses and other documents to the extent appropriate or required by applicable law.

  3.2 REGISTRATIONS, FILINGS AND APPROVALS RELATING TO THE FUNDS

   (a) Investment  Services shall be responsible  for  establishing  any Fund or
  Fund Series  selected  as a funding  medium for a class of  Contracts,  to the extent such Fund or Fund Series is not otherwise  established or maintained by another person.

   (b) With respect to each Fund or Fund Series for which Investment Services is responsible  pursuant to paragraph (a) hereof,  Investment  Services  shall be responsible  for filing all  initial  registration  statements,  applications, prospectuses  and other documents for the Fund and its shares with the SEC and applicable Securities  Commissions,  it being understood that, once a Fund has been  established  and has begun to offer its shares to  investors,  such Fund shall  thereafter be responsible  for its own  operations and compliance  with applicable requirements.

  3.3 DISTRIBUTION. The Contracts shall be distributed solely through Investment
Services, any Affiliate thereof, or a Distributor,  pursuant to the Distribution
Agreement.  Investment Services and its Affiliates shall develop,  implement and manage the marketing programs for the Contracts,  including, but not limited to, the operation of the Investment Services telesales center(s).  In the event that the Separate  Account assets and the General Account assets  attributable to the
Contracts have not reached mutually  agreeable levels,  or, regardless of mutual agreement,  in any case where the Separate  Account  assets and General  Account assets  attributable to the first class of Contracts do not exceed $325 million, and with respect to the second  class of  Contracts do not exceed $150  million, twenty-four  months (or for the second class of  Contracts,  thirty-six  months)
after the  respective  class of Contracts may be offered in the fifty states (it being understood the Contract will be issued by SBL-N.Y.  in New York) and D.C., the parties  shall enter into good faith  negotiations  with a view to enhancing the profitability to the parties of the distribution of the Contracts under this
Agreement and the Related Agreements. In the event the second class of Contracts is not approved in all states and D.C.,  the thirty-six  month period  discussed above will run from the date that Security Benefit  reasonably  concludes it has obtained approval in all states (and D.C.) where it is feasible to do so.

  3.4 AGENT LICENSING.

    (a) Licensing of insurance agents to solicit  applications for the Contracts shall be governed by the Agency Agreement.

    (b) Security  Benefit shall be responsible  for compliance  with  applicable insurance laws governing agent  appointment of all persons  including  persons associated with Investment Services or an Affiliate thereof, or a Distributor, engaged in the sale or solicitation of the Contracts.  Security  Benefit shall provide  such  persons  with an Agent and  Administration  Manual  ("MANUAL"), substantially in the form attached hereto as EXHIBIT A. Security Benefit shall inform Investment  Services of any applicable  insurance rules and regulations of which it  becomes  aware and  which it has  reason  to  believe  Investment
  Services is not aware.

  3.5 CONTRACT AND SEPARATE ACCOUNT ADMINISTRATION

    (a) Security  Benefit shall be responsible  for the insurance  underwriting,
  issuance,   service,   and   administration  of  the  Contracts  and  for  the
  administration  of  the  Separate  Accounts,  including,  without  limitation, maintenance  of a toll-free  telephone  service  center,  such  function to be performed  in all  respects  at a  level  commensurate  with  those  standards prevailing in the variable insurance industry.  Security Benefit has developed
  procedures  for  performing   such   underwriting,   issuing,   servicing  and
  administrative  functions,  which  procedures  are set  forth  in the  Manual.
  Security  Benefit shall not materially amend or supplement the Manual or adopt or implement any other  administrative  rules,  procedures or systems  without first giving  Investment  Services an  opportunity to review any such material and obtaining Investment Services' written consent.

    (b) Nothing in this Section 3.5 shall relieve  Security Benefit of its duty, or  otherwise  diminish  such duty,  to  perform  its  obligations  under this
  Agreement, nor shall this Section relieve Security Benefit of its liabilities, or  otherwise  diminish  such  liabilities,  for its  failure to  perform  its obligations under this Agreement.

                                    ARTICLE 4
                            COMPENSATION AND EXPENSES

  4.1 COMPENSATION FOR SECURITY  BENEFIT.  Unless the parties otherwise agree in writing,  the sole source of compensation  for Security Benefit for carrying out its responsibilities and obligations assumed under this Agreement or the Related
Agreements shall be the revenues derived from the charges deducted in connection with the Contracts.

  4.2 COMPENSATION FOR INVESTMENT SERVICES

    (a) For certain  services  provided in connection with the  distribution and ongoing  servicing of the  Contracts,  Security  Benefit shall pay  Investment
  Services (or, if appropriate, an Affiliate thereof):

       (i)  compensation  at the annual  rate of 0.10% of the net asset value of the Separate  Account as of each month end,  including any assets of persons who have annuitized their Contracts under a variable payment option;

       (ii) compensation  at the annual  rate of 0.20% of the net asset value of assets  attributable  to the Contracts as of each month-end that are
            (i) in the  accumulation  period;  or (ii) in payout  under  Annuity
            Option 5, 6 or 7; and (iii) allocated to the General Account; and

       (iii)a lump sum payment upon  annuitization of an amount equal to 1.8% of amounts  allocated  under the  contracts to purchase a fixed annuity under  Annuity  Option  1  through  4 or 8 in  accordance  with  the calculation set forth in SCHEDULE 8 of this Agreement.

    (b)  Such  compensation  provided  for in  subsection  (a)  hereof  shall be calculated  and paid  monthly  within  fifteen (15) days after the end of each calendar month.

    (c) Upon request,  Security Benefit shall furnish  Investment  Services with
  satisfactory   information  and  materials   documenting  the  calculation  of
  compensation provided for in this Section.

  4.3 COMPENSATION FOR INVESTMENT  ADVISORY  SERVICES.  Price Associates  and/or
Rowe Price-Fleming have executed investment management agreements with the Funds specified on SCHEDULE 2 as of the Effective Date.  Security Benefit,  other than as a  shareholder,  bears  no  responsibility  in any  respect  for  payment  of investment advisory services to the Funds.

  4.4 COMPENSATION FOR AGENCY, INC. Agency, an affiliate of Investment Services, shall enter into an insurance  agency  agreement with Security Benefit and shall receive the compensation  provided for therein, if any, subject to any amendment to such agreement mutually agreed to by the parties thereto.

  4.5  COMPENSATION  FOR THE  DISTRIBUTORS.  Investment  Services may enter into sales agreements with Distributors under the terms specified in the Distribution
Agreement.  Investment  Services and the Agency shall be solely  responsible for the payment of  compensation to the  Distributors  for  solicitation  activities relating to the Contracts.

  4.6 SEEDING OF FUNDS AND FUND  SERIES.  Investment  Services  or an  Affiliate
thereof shall be  responsible  for  providing  seed capital for any Fund or Fund
Series for whose establishment it is responsible under Section 3.2(a).

  4.7 OTHER INVESTMENT VEHICLES OF SEPARATE ACCOUNTS OF SECURITY BENEFIT. In the
event that Security  Benefit or an Affiliate  thereof is seeking an unaffiliated investment manager for any mutual funds serving as investment vehicles for other
separate  accounts   established  and  operated  by  Security  Benefit  or  such
Affiliate, Security Benefit will consider the appointment of Price Associates or
Rowe Price-Fleming,  or an Affiliate of the foregoing, as a sub-adviser for such funds,  or, in the alternative,  to enter into a participation  agreement with a fund managed by any of the foregoing;  provided that Security Benefit  believes, in its sole discretion,  that Price Associates or Rowe  Price-Fleming  meets the criteria and standards,  including marketing standards, that the Company employs for selecting  investment  managers for such mutual funds,  and provided further that Security Benefit shall not be prohibited from providing such recommendation of, or entering into an agreement with, any other party.

  4.8 EXPENSES.  Security Benefit shall be responsible to pay for the expense of a third  party  licensing  service to  facilitate  the initial  state  insurance licensing  process for thirty-five (35) agents and any continuing  expenses with respect to such  licensing  through  December 31, 1995.  Thereafter,  Investment
Services shall be responsible for state insurance licensing expenses.  Except as otherwise  provided  herein and in the Related  Agreements,  or in SCHEDULE 9 to this Agreement, each party shall bear the expenses it incurs in carrying out its responsibilities  and  obligations  assumed under this  Agreement or the Related
Agreements.

                                    ARTICLE 5
                   ADDITIONAL RESPONSIBILITIES AND OBLIGATIONS

  5.1 RESOURCES.  Security  Benefit and Investment  Services shall each allocate sufficient technical support, human resources and all other resources reasonably necessary to carry out their respective responsibilities and obligations assumed under this Agreement and the related Agreements in a timely manner.

  5.2 DUE  DILIGENCE.  Each party shall provide the other parties access to such of its records,  officers and employees at  reasonable  times as is necessary to enable the parties to fulfill  their  obligations  under this  Agreement and any
Related Agreements and applicable law.

  5.3 EXCHANGES AND REPLACEMENTS.

     (A)  SECURITY  BENEFIT.  During the term of this  Agreement  and subject to
  Sections  9.1  and  9.3  hereof,  neither  Security  Benefit  nor  any  of its
  Affiliates  shall  knowingly  induce or cause,  or attempt to induce or cause, directly or  indirectly,  any Contract owner to lapse,  terminate,  surrender, exchange  or cancel his or her  Contract,  or to cease or  discontinue  making premium payments thereunder except where such act or attempt to cause a lapse, termination,  surrender,  exchange  or  cancellation  is  in  response  to  an enactment of federal or state  legislation,  order or decision of any court or
  regulatory   body,   administrative   agency,   or  any   other   governmental
  instrumentality,  a change  in  circumstances  which  makes the  Contracts  or insurance  contracts of that type (E.G.,  annuity  contracts or life insurance policies) an unsuitable  investment  for existing  Contract  owners,  or is in response to any event or  occurrence  which  results or is likely to result in material adverse publicity pertaining to any party to this Agreement.

     (B) INVESTMENT  SERVICES.  Unless the parties  otherwise  agree in writing, during the term of this  Agreement and subject to Sections 9.1 and 9.2 hereof, neither Investment  Services nor any of its Affiliates shall execute a program to induce or cause, or attempt to induce or cause, directly or indirectly, all or  substantially  all  Contract  owners  of a class of  Contracts  to  lapse, terminate,  surrender,  exchange  or cancel  their  Contracts,  or to cease or discontinue  making  premium  payments  thereunder  except  where such  lapse, termination,  surrender,  exchange  or  cancellation  is  in  response  to  an enactment of federal or state  legislation,  order or decision of any court or
  regulatory   body,   administrative   agency,   or  any   other   governmental
  instrumentality,  a change  in  circumstances  which  makes the  contracts  or insurance  contracts of that type (E.G.,  annuity  contracts of life insurance policies)  an  unsuitable  investment  for  existing  Contract  owners,  is in response to any event or  occurrence  which  results or is likely to result in material adverse publicity pertaining to any party to this Agreement, or is in response to normal marketing activities or practices of Investment Services or its Affiliates.

     (c)  COMPLIANCE.  Insurer shall be responsible for obtaining from owners of the  Contracts any  replacement  forms  required by the insurance  laws of the various  states.  Insurer  will  notify  Investment  Services  promptly of any material  changes  in the  required  replacement  forms or of any forms  newly
  required  by  a  state.   Insurer  will  maintain  in   accordance   with  the
  recordkeeping  requirements of the applicable  state copies of any replacement forms received in connection with the Contracts.

  5.4 SERVICE AND QUALITY  STANDARDS.  Security Benefit and Investment  Services
have agreed to implement certain additional service and quality standards as set forth in EXHIBIT B, which may be amended from time to time.

                                    ARTICLE 6
                               PROPRIETARY MATTERS

  6.1 TRADEMARKS

    (A) T. ROWE PRICE  LICENSED  MARKS.  Investment  Services is a wholly  owned subsidiary  of Price  Associates,  which acts as the  investment  adviser to a
  number  of  registered   investment  companies  (such  investment   companies,
  Investment Services, Rowe Price-Fleming and Price Associates being referred to herein as the "T. Rowe Price Family").  Investment  Services acts as principal underwriter  for each  registered  investment  company  in the T.  Rowe  Price
  Family,   including  T.  Rowe  Price  Equity  Series,   Inc.,  T.  Rowe  Price
  International  Series,  Inc. and T. Rowe Price Fixed Income Series,  Inc., the
  underlying  investment media for the Contracts.  Entities in the T. Rowe Price
  Family own all right,  title and interest in and to the names,  trademarks and service marks "T. Rowe Price,"  "Invest with  Confidence,"  "Tele Access," "T.
  Rowe Price Variable Annuity  Analyzer,"  "Variable Annuity  Analyzer," and the
  "Bighorn Sheep" logo in the style shown in EXHIBIT C attached hereto,  and any other names, trademarks,  service marks or logos later specified by Investment
  Services  or Price  Associates  (the "T.  ROWE  PRICE  LICENSED  MARKS" or the
  "LICENSOR'S LICENSED MARKS"). Entities within the T. Rowe Price Family use the
  T. Rowe Price licensed marks pursuant to various  agreements with one another.
  Investment  Services and Price  Associates  hereby grant to Security Benefit a non-exclusive  license to use the T. Rowe Price  licensed  marks in connection with its performance of the services contemplated under this Agreement and the
  Related Agreements, subject to the terms and conditions set forth in paragraph
  (c) hereof.

    (B) SECURITY  BENEFIT  LICENSED MARKS.  Security Benefit is the owner of all right,  title and  interest in and to the name,  trademark  and  service  mark
  "Security Benefit" used in connection with the sale and promotion of financial and insurance products and any other names, trademarks, service marks or logos later specified by Security Benefit (the "SECURITY  BENEFIT LICENSED MARKS" or
  the "LICENSOR'S LICENSED MARKS"). Security Benefit hereby grants to Investment
  Services, Price Associates and their Affiliates a non-exclusive license to use the Security  Benefit  licensed marks in connection with their  performance of the  services  contemplated  by this  Agreement  and the  Related  Agreements, subject to the terms and conditions set forth in paragraph (c) hereof.

    (C) TERMS AND CONDITIONS

       (I) TERM.  The grant of  license  by  Investment  Services  and  Security
    Benefit  (each,  a  "LICENSOR")  to the other and  Affiliates  thereof  (the
    "LICENSEES") shall terminate automatically when the Contracts shall cease to be  outstanding  or  invested  in a Fund  or  Fund  Series  or  sooner  upon termination  by the  licensor,  unless  otherwise  agreed in  writing by the parties.  Upon  automatic  termination,  every licensee shall cease to use a licensor's  licensed  marks.  Upon Investment  Services'  termination of the grant of license,  Security  Benefit  shall  immediately  cease to issue new annuity contracts or life insurance  contracts or service existing Contracts under any of the  Investment  Services  licensed  marks,  and shall likewise cease any  activity  which  suggests  that it has any right under any of the
    Investment  Services  licensed  marks  or that it has any  association  with
    Investment  Services or an  Affiliate  thereof in  connection  with any such contracts.  Similarly,  upon Security Benefit's  termination of the grant of license,  Investment  Services  shall  immediately  cease to distribute  new annuity  contracts  or life  insurance  contracts or  promotional,  sales or advertising  material  relating  to any such  contract  under  the  Security
    Benefit  licensed marks and shall likewise cease any activity which suggests that it has any right under the Security  Benefit  licensed marks or that it has any  association  with  Security  Benefit  or an  Affiliate  thereof  in connection with any such contracts.

       (II) PRE-RELEASE APPROVAL OF TRADEMARK-BEARING  MATERIALS. In addition to any pre-release  approvals that may be required under a Related Agreement or a  participation  agreement,  a  licensee  shall  obtain  the prior  written approval  of the  licensor  for the public  release by such  licensee of any materials  bearing  the  licensor's  licensed  marks.  Such  material  shall include,  but  not  be  limited  to,  samples  of  each  Contract  form  and application,  form  correspondence  with  Contract  owners,  Contract  owner reports and any other  materials  that bear any of the  licensor's  licensed marks.

       (III)  RECALL.  During the term of this grant of license,  a licensor may request that a licensee  submit samples of any materials  bearing any of the licensor's  licensed  marks which were  previously  approved by the licensor but, due to changed circumstances,  the licensor may wish to reconsider,  or which were not  previously  approved in the manner set forth  above.  If, on reconsideration or on initial review, respectively, any such samples fail to meet with the written  approval of the  licensor,  then the  licensee  shall immediately  cease  distributing  such disapproved  materials.  The licensee shall obtain the prior  written  approval of the licensor for the use of any new materials developed to replace the disapproved materials,  in the manner set forth above.

       (IV)   ACKNOWLEDGMENT  OF  OWNERSHIP.   Each  licensee   hereunder:   (1)
    acknowledges and stipulates that the licensor's licensed marks are valid and enforceable trademarks and/or service marks; and that such licensee does not own the licensor's licensed marks and claims no rights therein other than as a licensee under this  Agreement;  (2) agrees never to contend  otherwise in legal proceedings or in other circumstances; and (3) acknowledges and agrees that the use of the  licensor's  licensed  marks  pursuant  to this grant of license shall inure to the benefit of the licensor.

  6.2 OWNERSHIP OF PROPRIETARY INFORMATION; CONFIDENTIALITY.

     (A) INFORMATION AND PROSPECTS.  The names,  addresses and other information relating  to  prospects  or leads for the  Contracts  acquired  by  Investment
  Services or its Affiliates or its agents or representatives in connection with marketing  activities  shall  be the  exclusive  property  of,  and  shall  be exclusively owned by, Investment  Services or its Affiliates,  as the case may
  be.  The  records  created  and  maintained  by  Security  Benefit,  or by any subcontractor  on behalf of such Company,  that pertain to Contract owners and the  servicing  and  administration  of the  Contracts  shall be the exclusive property of, and shall be exclusively owned by, Security Benefit.  However, to the extent that any information may come to the attention of Security  Benefit or any Affiliate thereof, or be entered into the records created or maintained by or on behalf of such  Company or an Affiliate  thereof,  as a result of its relationship with Investment  Services or an Affiliate thereof and not from an independent  source, such information shall be kept confidential and shall not be used by Security Benefit or its Affiliates,  or their respective  agents or employees for any purpose, including but not limited to any marketing purpose, except in connection with the  performance of its duties and  responsibilities hereunder  or under a Related  Agreement or under the  Contracts.  In no event shall the names and addresses of such customers and  prospective  customers be furnished by Security Benefit or its Affiliate,  or any agent or subcontractor thereof,  to any  other  company  or  person  (except  as  required  by law or regulation and then only upon prior written notice to Investment Services).

     (B)  CONFIDENTIALITY.  Each party to this Agreement shall keep confidential the terms and  provisions of this Agreement  (except as otherwise  required by law or regulation),  the parties'  respective  methods of doing business,  the names,  addresses  and other  personal  information  relating to  customers or prospective  customers  for the  Contracts,  the  names,  addresses  and other personal  information  relating to Contract owners,  and any other information proprietary  to  any  party  to  this  Agreement,  and  shall  not  reproduce, disseminate  or  otherwise  publish the same to any person not a party to this
  Agreement,  without the prior  written  approval of the other  parties to this
  Agreement  (except as required by law or  regulation  and then only upon prior written notice to the other party).

     (C) RETURN OF INFORMATION. Upon a party's written request to another party, such other party  shall  return to the  requesting  party any  information  or materials of a proprietary nature obtained by or on behalf of such other party in the course of the performance of this Agreement or any Related Agreement.

     (D) OWNERSHIP OF CONTRACT,  FORMS AND OTHER MATERIALS.  Any Contract forms, riders or materials  developed or used by Security  Benefit in connection with the relationship  between Security  Benefit,  Investment  Services,  and Price
  Associates  under this Agreement and the Related  Agreements  shall remain the exclusive property of Security Benefit.

     (E)  GENERAL.  The  intent  of this  Section  6.2 is that no  party  or any
  Affiliate  thereof shall utilize,  or permit to be utilized,  its knowledge of any other party or of any  Affiliate  thereof  which is derived as a result of the relationship  created through the funding and sale of the Contracts or the solicitation  of  sales  of any  product  or  service,  except  to the  extent necessary  by the terms of this  Agreement  or to further the purposes of this
  Agreement,  or except as expressly  permitted with the written  consent of the other parties.  This Section 6.2 shall remain  operative and in full force and effect regardless of the termination of this Agreement,  and shall survive any such termination.

  6.3 PUBLIC ANNOUNCEMENTS. To the extent reasonably feasible, the parties shall confer with one another  prior to the  issuance of any  reports,  statements  or releases  pertaining  to this  Agreement,  the  Contracts  and the  transactions contemplated  hereby,  except  that a party  will in any event have the right to issue any such  reports,  statements  or  releases if upon advice of its counsel such  issuance  is  required  in order to comply  with the  requirements  of any applicable federal, state or local laws and regulations.

                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES

  7.1 ORGANIZATION AND GOOD STANDING.  Each party hereto represents that it is a corporation duly organized, validly existing and in good standing under the laws of that jurisdiction set forth on page one of this Agreement;  has all requisite corporate  power to carry on its businesses as it is now being  conducted and is qualified to do business in each  jurisdiction  in which it is required to be so qualified;  and  is  in  good  standing  in  each  jurisdiction  in  which  such qualification is necessary under applicable law.

  7.2  AUTHORIZATION.  Each  party  hereto  represents  that the  execution  and delivery of this Agreement and the consummation of the transactions contemplated herein  have been duly  authorized  by all  necessary  corporate  action by such party,  and when so executed and delivered  this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

  7.3 NO CONFLICTS.  Each party hereto  represents that the  consummation of the transactions  contemplated  herein,  and the  fulfillment  of the  terms of this
Agreement, shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under,  the articles of incorporation or bylaws of such party, or any indenture, agreement, mortgage, deed of trust, or other instrument to which such party is a party or by which it is  bound,  or  violate  any law,  or,  to the best of such party's knowledge, any order, rule or regulation applicable to such party of any court or of any federal or state regulatory body,  administrative  agency or any other governmental instrumentality having jurisdiction over such party or any of its properties.

  7.4  ADMINISTRATIVE  SYSTEM.  Security  Benefit  represents  and  warrants  to
Investment   Services  and  Price   Associates   that  it  has  implemented  the
administrative  systems  and  procedures  necessary  to  issue,  underwrite  for insurance  purposes,  service and  administer  the Contracts and  administer the
Separate Accounts in accordance with the terms and provisions of this Agreement.

                                    ARTICLE 8
                INDEMNIFICATION, REMEDIES AND DISPUTE RESOLUTION

  8.1 INDEMNIFICATION

     (A) INDEMNIFICATION BY SECURITY BENEFIT. In addition to any indemnification liability  Security  Benefit may have under any of the Related  Agreements  or otherwise,  Security  Benefit shall  indemnify  and hold  harmless  Investment
  Services,  Price Associates,  and their Affiliates and any officer,  director, employee  or  agent  of any of the  foregoing,  against  any and  all  losses, liabilities,  damages,  claims or expenses,  joint or several  (including  the reasonable  costs of settling a claim,  investigating or defending any alleged loss,  liability,  damage,  claim or expense and reasonable legal counsel fees incurred  in  connection  therewith),  to  which  Investment  Services,  Price
  Associates  and/or any such  person may become  subject  under any  statute or regulation, at common law or otherwise,  insofar as such losses,  liabilities, damages,  claims or expenses  result because of a material  breach by Security
  Benefit of any provision of this  Agreement or which  proximately  result from any acts or  omission of Security  Benefit or  Security  Benefits's  officers, directors,  employees,  agents (which for these  purposes shall not include an
  Underwriter  Representative  or Distributor  Representative as those terms are defined  in the  Distribution  Agreement)  or  subcontractors  that are not in accordance with this Agreement,  including but not limited to any violation of any federal or state statute or regulation.  Further,  Security  Benefit shall indemnify  Investment  Services,  Price  Associates and any Affiliate  thereof under this  Agreement  to the extent  that  SBL-N.Y.  is unable to fulfill its indemnification  obligations under the N.Y.  Agreements.  Notwithstanding  the above, no person shall be entitled to indemnification pursuant to this Section
  8.1(a) if such loss, liability, damage, claim or expense is due to the willful misfeasance,  bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     (B)   INDEMNIFICATION   BY   INVESTMENT   SERVICES.   In  addition  to  any
  indemnification  liability  Investment  Services  may  have  under  any of the
  Related  Agreements,  Investment  Services  shall  indemnify and hold harmless
  Security  Benefit and any  Affiliate  and any officer,  director,  employee or agent  of any of the  foregoing,  against  any  and all  losses,  liabilities, damages, claims or expenses,  joint or several (including the reasonable costs of settling a claim,  investigating or defending any alleged loss,  liability, damage,  claim or expense  and  reasonable  legal  counsel  fees  incurred  in connection  therewith),  to which Security  Benefit and/or any such person may become  subject under any statute or  regulation,  at common law or otherwise, insofar  as such  losses,  liabilities,  damages,  claims or  expenses  result because of a material  breach by Investment  Services of any provision of this
  Agreement, or which proximately result from any acts or omission of Investment
  Services's officers,  directors,  employees, agents or subcontractors that are not in  accordance  with this  Agreement,  including  but not  limited  to any violation of any federal or state statute or regulation.  Notwithstanding  the above, no person shall be entitled to indemnification pursuant to this Section
  8.1(b) if such loss, liability, damage, claim or expense is due to the willful misfeasance,  bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     (C)  INDEMNIFICATION BY PRICE ASSOCIATES.  Price Associates shall indemnify and  hold  harmless  Security  Benefit  and any  Affiliate  and  any  officer, director,  employee  or agent  of any of the  foregoing,  against  any and all losses, liabilities,  damages, claims or expenses, joint or several (including the  reasonable  costs of settling a claim,  investigating  or  defending  any alleged loss, liability, damage, claim or expense and reasonable legal counsel fees incurred in connection  therewith),  to which Security Benefit and/or any such person may become subject under any statute or regulation,  at common law or otherwise, insofar as such losses, liabilities, damages, claims or expenses result because of the material breach by Price  Associates of any provision of this  Agreement,  including but not limited to any violation of any federal or state  statute  or  regulation.  Further,  Price  Associates  shall  indemnify
  Security Benefit under this Agreement and the Related Agreements to the extent that its  Affiliates are unable to fulfill their  indemnification  obligations under this Agreement or any Related Agreements.  Notwithstanding the above, no person shall be entitled to indemnification pursuant to this Section 8.1(c) if such  loss,  liability,  damage,  claim  or  expense  is due  to  the  willful misfeasance,  bad faith, gross negligence or reckless disregard of duty by the person seeking indemnification.

     (D)  GENERAL.   After  receipt  by  a  party  entitled  to  indemnification
  ("indemnified  party") under this Section 8.1 of notice of the commencement of any  action,  if a claim in respect  thereof is to be made  against any person obligated to provide  indemnification  under this  Section 8.1  ("indemnifying party"),  such indemnified party will notify the indemnifying party in writing of the  commencement  thereof  within a  reasonable  time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified  party;  provided that the failure to so notify the indemnifying  party shall not relieve the indemnifying  party from any  liability  under this  Section  8.1  except to the  extent  that the indemnifying  party shall have been  prejudiced  as a result of the failure or delay in giving  such  notice.  The  indemnifying  party  shall be entitled to participate, at its own expense, in the defense, or, if the indemnifying party so elects,  to assume  the  defense  of any suit  brought to enforce  any such claim,  but, if the  indemnifying  party  elects to assume the  defense,  such defense shall be conducted by legal counsel chosen by the  indemnifying  party and satisfactory to the indemnified  party, to its Affiliates and any officer, director, employee or agent of any of the foregoing, in the suit. In the event that the indemnifying  party elects to assume the defense of any such suit and retain such legal  counsel,  the  indemnified  party,  its  Affiliates and any officer,  director,  employee  or agent of any of the  foregoing  in the suit, shall bear the fees and expenses of any additional  legal counsel  retained by them.  If the  indemnifying  party does not elect to assume the defense of any such suit, the indemnifying  party will reimburse the indemnified  party, such
  Affiliates,  officers,  directors,  employees  or  agents in such suit for the reasonable fees and expenses of any legal counsel retained by them.

     (E)  SUCCESSORS.  A  successor  by law of  Investment  Services or Security
  Benefit,  as the  case  may be,  shall  be  entitled  to the  benefits  of the indemnification provisions contained in this Section 8.1.

  8.2  RIGHTS,   REMEDIES,  ETC.  ARE  CUMULATIVE.   The  rights,  remedies  and
obligations  contained in this  Agreement are  cumulative and are in addition to any and all rights,  remedies and  obligations,  at law or in equity,  which the parties hereto are entitled to under state and federal laws.  Failure of a party to insist upon strict  compliance  with any of the  conditions of this Agreement shall not be construed as a waiver of any of the conditions,  but the same shall remain in full  force and  effect.  No waiver of any of the  provisions  of this
Agreement  shall  be  deemed,  or  shall  constitute,  a  waiver  of  any  other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

  8.3  INTERPRETATION,  JURISDICTION,  ETC.  This  Agreement,  together with the
Related  Agreements,  constitutes the whole agreement between the parties hereto with respect to the subject  matter  hereof,  and  supersedes  all prior oral or written  understandings,  agreements  or  negotiations  between the parties with respect to such subject matter. No prior writings by or between the parties with respect to the subject matter hereof shall be used by a party in connection with the  interpretation of any provision of this Agreement.  This Agreement shall be construed  and its  provisions  interpreted  under  and in  accordance  with the internal  laws of the state of Maryland  without  giving effect to principles of conflict of laws.  This  Section  8.3 shall not be  construed  to deny  Security
Benefit,  or an Affiliate  thereof,  of any rights to which it is entitled as an owner of shares of the Fund.

  8.4  SEVERABILITY.  This is a  severable  Agreement.  In the  event  that  any provision of this Agreement  would require a party to take action  prohibited by applicable  federal or state law or prohibit a party from taking action required by  applicable  federal or state law,  then it is the  intention  of the parties hereto that such provision shall be enforced only to the extent  permitted under the law, and, in any event,  that all other  provisions of this Agreement  shall remain valid and duly  enforceable as if the provision at issue had never been a part hereof.

                                    ARTICLE 9
                              TERM AND TERMINATION

  9.1  TERMINATION.  This Agreement  shall  terminate of its own accord when all
Contracts  issued  pursuant to this Agreement and the Related  Agreements are no longer outstanding and no owner,  annuitant, or beneficiary thereof is receiving any  annuity  benefits  from  Security  Benefit,  or after  five  years from the
Effective  Date may be terminated by any party upon six months written notice to the other parties. Upon termination of this Agreement, Articles 3, 6 and 8 shall nevertheless survive and continue in full force and effect.

  9.2 CHANGES  RELATING TO SECURITY  BENEFIT.  Upon the occurrence of any of the following  events,  Investment  Services  shall  have  the  right,  in its  sole discretion,  to make  arrangements  for an  exchange  of all or a portion of the
Contracts then outstanding, into insurance contracts issued by another insurance carrier  mutually  acceptable  to the  parties,  and,  upon  being  notified  of
Investment Services' exercise of such right, Security Benefit shall cooperate in effecting  transactions  entitled by such exchange in an expeditious  manner, it being  understood  that  Security  Benefit  may  structure  the  exchange  as  a reinsurance or similar transaction,  and that Security Benefit shall be entitled to reasonable  compensation  from such insurance carrier in connection with such transaction:

    (a) Security  Benefit shall have become  insolvent or its surplus shall have become impaired as such terms are defined under applicable insurance law of Security Benefit's state of domicile;

    (b) the A.M.  Best & Co.  rating of Security  Benefit is not "A" (or if such rating organization  changes its rating system after the Effective Date, an equivalent rating) or better;

    (c) the Standard & Poor's claims paying ability  rating of Security  Benefit is not "A-" (or if such rating  organization  changes its rating  system after the Effective Date, an equivalent rating) or better;

    (d) Investment  Services  determines  that  Security  Benefit is in material breach of any provision of this  Agreement or of any Related  Agreement, unless such breach has been cured within ten (10) days after  receipt of notice of such breach;

    (e) in  Investment  Services'  good  faith  judgment,  there  is  an  event, occurrence or circumstance  (including the enactment of federal or state legislation,  court decision,  a change in circumstances which makes the
        Contracts or insurance  contracts of that type (E.G.,  annuity contracts or life insurance  policies) an unsuitable  investment  for  prospective
        customers  of  Investment   Services,   or  any  event,   occurrence  or
        circumstance  which  results or is likely to result in material  adverse publicity to any party to this Agreement or an Affiliate  thereof) which substantially and materially undermines the distribution or servicing of the  Contracts  or the  reputation  and  goodwill  of any  party to this
        Agreement;

    (f) an  assignment  or transfer of this  Agreement by Security  Benefit that does not comply with the provisions of Section 9.4 of this Agreement;

  9.3 CHANGES RELATING TO INVESTMENT  SERVICES.  Security Benefit shall have the right,  in its sole  discretion,  to make  changes in the  Contracts,  including causing  a  substitution  of a Fund or  Fund  Series,  upon  the  occurrence  or determination of any of the following events:

    (a) Investment Services,  Price Associates,  or an Affiliate thereof files a voluntary  petition in bankruptcy or for  reorganization or shall be the subject of an  involuntary  petition in bankruptcy  for  liquidation  or reorganization;

    (b) Investment  Services,  Price  Associates,  or an Affiliate thereof has a receiver, liquidator or trustee appointed over its affairs;

    (c) Security Benefit determines that Investment Services or Price Associates is in  material  breach of any  provision  of this  Agreement  or of any
        Related Agreement,  unless such breach is cured with ten (10) days after receipt of notice of such breach;

    (d) an  assignment or transfer of this  Agreement by Investment  Services or
        Price Associates that does not comply with the provisions of Section 9.4 of this Agreement; or

    (e) in Security Benefit's good faith judgment, there is an event, occurrence
        or   circumstance   (including   the   enactment  of  federal  or  state
        legislation,  court decision,  a change in circumstances which makes the
        Contracts or insurance  contracts of that type (E.G.,  annuity contracts or life insurance  policies) an unsuitable  investment  for  prospective customers of Security Benefit, or any event,  occurrence or circumstance which  results or is likely to result in material  adverse  publicity to any party to this Agreement or an Affiliate thereof) which substantially and materially undermines the distribution or servicing of the Contracts or the reputation and goodwill of any party to this Agreement.

  9.4 ASSIGNMENT AND TRANSFER. This Agreement may not be assigned or transferred by any party without the prior written consent of the other party hereto.

                                   ARTICLE 10
                               GENERAL PROVISIONS

  10.1 NOTICE,  CONSENT AND REQUEST. Any notice,  consent or request required or permitted  to be given by a party to any other party shall be deemed  sufficient if sent by facsimile transmission followed by Federal Express or other overnight carrier, or if sent by registered or certified mail, postage prepaid,  addressed by the party giving notice to the other party at the following  addresses (or at such other address for a party as shall be specified by like notice);

          if to Security Benefit, to:

                   Security Benefit Life Insurance Company
                   Attn:  Amy J. Lee, Esq.
                   700 Harrison Street
                   Topeka, Kansas  66636

          if to Investment Services, to:

                   T. Rowe Price Investment Services, Inc.
                   Attn:  Henry H. Hopkins, Esq.
                   100 East Pratt Street
                   Baltimore, Maryland  21202

          if to Price Associates, to:

                   T. Rowe Price Associates, Inc.
                   Attn:  Henry H. Hopkins, Esq.
                   100 East Pratt Street
                   Baltimore, Maryland  21202

  10.2 CAPTIONS.  The captions in this Agreement are included for convenience of reference  only and in no way  define or limit any of the  provisions  hereof or otherwise affect their construction or effect.

  10.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which taken together shall be deemed to be one and the same instrument.

  10.4  AMENDMENT.  No  provisions  of this  Agreement  may be changed,  waived, discharged or terminated  orally, but only by an instrument in writing signed by the  party  against  which  enforcement  of the  change,  waiver,  discharge  or termination is sought.

  IN WITNESS WHEREOF,  the parties hereto have each duly executed this Agreement as of the day and year first above written.

                                SECURITY BENEFIT LIFE INSURANCE COMPANY
                                By its authorized officer

                                By:    BRANDT BROCK
                                   ---------------------------
                                       Brandt Brock
                                Title: VICE PRESIDENT
                                Date:  MAY 1, 1998

                                T. ROWE PRICE INVESTMENT SERVICES, INC.
                                By its authorized officer

                                By:    DARRELL N. BRAMAN
                                   ---------------------------
                                       Darrell N. Braman
                                Title: VICE PRESIDENT
                                Date:  MAY 1, 1998

                                T. ROWE PRICE ASSOCIATES, INC.
                                By its authorized officer

                                By:    JOSEPH P. HEALY
                                    --------------------------
                                       Joseph P. Healy
                                Title: VICE PRESIDENT
                                Date:  MAY 1, 1998

                                   SCHEDULE 1

                              CLASSES OF CONTRACTS
                         SUPPORTED BY SEPARATE ACCOUNTS
                              LISTED ON SCHEDULE 3

Effective as of the  Effective  Date,  the  following  classes of Contracts  are subject to the Agreement:

================================================================================
Policy               SEC 1933 Act        Name of             Annuity
Marketing            Registration        Supporting          or
Name                 Number              Account             Life
-------------------- ------------------- ------------------- -------------------
T. Rowe Price        33-83238            T. Rowe Price       Annuity
No-Load                                  Variable Annuity
Variable Annuity                         Account
================================================================================

Effective as of May 1, 1998, the following classes of Contracts are hereby added to this Schedule 1 and made subject to the Agreement:

================================================================================
Policy               SEC 1933 Act        Name of             Annuity
Marketing            Registration        Supporting          or
Name                 Number              Account             Life
-------------------- ------------------- ------------------- -------------------
T. Rowe Price No-    33-83238            T. Rowe Price       Annuity
Load Immediate                           Variable Annuity
Variable Annuity                         Account
================================================================================

IN WITNESS WHEREOF,  Investment Services, Price Associates, and Security Benefit
hereby amend this Schedule 1 in accordance with Article II of the Agreement.

BRANDT BROCK              DARRELL N. BRAMAN
---------------------     ---------------------
Security Benefit          Investment Services

JOSEPH P. HEALY
---------------------
Price Associates

                                   SCHEDULE 2

                              FUNDS AVAILABLE UNDER
                             EACH CLASS OF CONTRACTS

Effective as of the Effective Date and January 2, 1997, the following  Funds are available under the Contracts:

================================================================================
Contracts           Fund                Fund Series
Marketing
Name
------------------- ------------------- ----------------------------------------
T. Rowe Price       T. Rowe Price       Equity Income Portfolio
No-Load             Equity              New America Growth Portfolio
Variable Annuity    Series, Inc.        T. Rowe Price Personal Strategy Balanced
                                            Portfolio
                                        T. Rowe Price Mid-Cap Growth Portfolio
------------------- ------------------- ----------------------------------------
                    T. Rowe Price       International Stock Portfolio
                    International
                    Series, Inc.
------------------- ------------------- ----------------------------------------
                    T. Rowe Price       Limited-Term Bond Portfolio
                    Fixed Income        T. Rowe Price Prime Reserve Portfolio
                    Series, Inc.
================================================================================

Effective  as of May 1, 1998 this  Schedule 2 is hereby  amended to reflect  the following changes in Fund or Fund Series available under the Contracts:

================================================================================
Contracts           Fund                Fund Series
Marketing
Name
------------------- ------------------- ----------------------------------------
T. Rowe Price       T. Rowe Price       Equity Income Portfolio
No-Load Immediate   Equity Series, Inc. New America Growth Portfolio
Variable Annuity                        T. Rowe Price Personal Strategy Balanced
                                            Portfolio
                                        T. Rowe Price Mid-Cap Growth Portfolio
------------------- ------------------- ----------------------------------------
                    T. Rowe Price       International Stock Portfolio
                    International
                    Series, Inc.
------------------- ------------------- ----------------------------------------
                    T. Rowe Price Fixed Limited-Term Bond Portfolio
                    Income Series, Inc. T. Rowe Price Prime Reserve Portfolio
================================================================================

IN WITNESS WHEREOF,  Investment Services,  Price Associates and Security Benefit
hereby amend this Schedule 2 in accordance with Article II of the Agreement.

BRANDT BROCK              DARRELL N. BRAMAN
---------------------     ---------------------
Security Benefit          Investment Services

JOSEPH P. HEALY
---------------------
Price Associates

                                   SCHEDULE 3

                    SEPARATE ACCOUNTS OF THE SECURITY BENEFIT
                       COMPANIES SUPPORTING THE CONTRACTS

Effective  as  of  the  Effective  Date,  the  following  separate  account  and subaccounts are subject to the Agreement:

================================================================================
Name of Separate     Date Established by SEC 1940 Act        Type of Product
Account and          Board of Directors  Registration        Supported
Subaccounts          of the Company      Number              by Account
-------------------- ------------------- ------------------- -------------------
T. Rowe Price        March 28, 1994      811-8724            Variable Annuity
  Variable Annuity
  Account

Equity Income
  Subaccount

International Stock
  Subaccount

Limited Term Bond
  Subaccount

New America Growth
  Subaccount

Personal Strategy
  Balanced Portfolio
================================================================================

Effective  as of  January  2,  1997,  the  following  separate  accounts  and/or subaccounts  are  hereby  added  to this  Schedule  3 and  made  subject  to the
Agreement:

================================================================================
Name of Separate     Date Established by SEC 1940 Act        Type of Product
Account and          Board of Directors  Registration        Supported
Subaccounts          of the Company      Number              by Account
-------------------- ------------------- ------------------- -------------------
Prime Reserve -      Not applicable      811-8724            Variable Annuity
  Subaccount

Mid-Cap Growth
  Subaccount
================================================================================

IN WITNESS WHEREOF, Security Benefit,  Investment Services, and Price Associates
hereby amend this Schedule 3 in accordance with Article II of the Agreement.

BRANDT BROCK              DARRELL N. BRAMAN
---------------------     ---------------------
Security Benefit          Investment Services

JOSEPH P. HEALY
---------------------
Price Associates

                                   SCHEDULE 4

                    BROKERAGE FIRMS AND MUTUAL FUNDS SPONSORS

American Century
Dreyfus
Fidelity
First Trust
Harbor Capital
Heine Security
Invesco
Jack White
Janus
Neuberger & Berman
Schwab
Scudder
Steinroe
Strong
Vanguard

                                   SCHEDULE 5

                             CONTRACT SPECIFICATIONS

    IN WITNESS  WHEREOF,  Investment  Services,  Price  Associates  and Security
Benefit hereby approve the attached  Contract  Specifications in accordance with accordance with Article 2 of the Agreement.

BRANDT BROCK              DARRELL N. BRAMAN
---------------------     ---------------------
Security Benefit          Investment Services

JOSEPH P. HEALY
---------------------
Price Associates

                                   SCHEDULE 6

                       INTEREST RATE CREDITING PROCEDURES

  On Thursday, January 19, 1995, Jim Schmank, Jeff Pantages and Brandt Brock met
in Investment  Services' offices with Joe Healy, Ted Weiss, John Cammack,  Renee
Christoff and Alan Richman.  The purpose of the meeting was to discuss  Security
Benefit's  investment  strategy for the T. Rowe Price No-Load  Variable  Annuity
(the "ANNUITY") Fixed Account.

  Brandt  Brock  presented  the results of the  scenario  testing  performed  by
Security Benefit,  using assumptions  previously discussed with Joe Healy. These assumptions were based fundamentally on the premise that the fixed account would not  likely  be  viewed  as a long  term  investment  vehicle,  but  rather as a temporary  holding portfolio during market swings or to take advantage of dollar cost averaging investment techniques. Accordingly, Security Benefit assumed only
10% of all  contributions  made to the Annuity  would be  allocated to the fixed account. Other assumptions were made as to how long the assets would stay in the fixed account and the rate of new sales.  The overall  conclusion from the tests suggests that  investments  made for the fixed  account  should be in bonds with durations of two to three years to match the estimated net asset flows.

  Another  significant  issue  discussed was the  anticipated  asset size of the fixed account. With sales projections of $100 million for 1995, $250 million for
1996 and $350 million for 1997, and only 10% assumed to be invested in the fixed account,  the  likelihood of the assets  reaching $100 million is doubtful until after six  years.  It is not  deemed to be  practical  for  Security  Benefit to segregate a portfolio of this size.

  However, if a segregated  portfolio is not maintained by Security Benefit, the methodology of  establishing  the monthly  crediting  rate becomes an issue.  In discussing this matter with Investment Services, Security Benefit concluded that an  acceptable  approach in setting the periodic rate would be to start with the yield on 2 1/2 year duration  Treasury notes [(2 yr. T-Note + 3 yr.  T-Note)/2], add 60 basis points for anticipated credit spread and then deduct an agreed upon pricing  spread of 145 basis  points.  The  resulting  rate will be  compared to direct market  competitor rates and one year CD's and may be adjusted.  Security
Benefit believes that once the fixed account reaches approximately $200 million, it  will  then  consider  actually  segregating  a  portfolio  if it  is  deemed beneficial to the contract.

  After a period of one year,  Security  Benefit and  Investment  Services  will revisit the scenario testing based upon actual experience.  Security Benefit and
Investment   Services  will  revisit  the  scenario  testing  sooner  if  market conditions  warrant.  Such experience will then be used to adjust asset movement assumptions if necessary.

                                   SCHEDULE 7

    STATES AND JURISDICTIONS WHERE SECURITY BENEFIT WILL OFFER THE CONTRACTS

Alabama
Alaska
Arizona
Arkansas
California
Colorado
Connecticut
Delaware
District of Columbia
Florida
Georgia
Hawaii
Idaho
Illinois
Indiana
Iowa
Kansas
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Minnesota
Mississippi
Missouri
Montana
Nebraska
Nevada
New Hampshire
New Jersey
New Mexico
North Carolina
North Dakota
Ohio
Oklahoma
Oregon
Pennsylvania
Rhode Island
South Carolina
South Dakota
Tennessee
Texas
Utah
Vermont
Virginia
Washington
West Virginia
Wisconsin
Wyoming

                                   SCHEDULE 8

                        FIXED ANNUITY PAYMENT CALCULATION

  The  payment  to be made on  accounts  that elect to  annuitize  using a fixed annuity under option 1 through 4 or 8 is based on a 60/40  male/female  split of business  and  typical  payout  rates for these 65 year olds.  Since there is no account value or surrender value for life contingent payout options, the payment is based on the general account reserves.  The monthly rate (20bp/12) is applied to the monthly reserve amounts.  These resulting  monthly amounts are discounted to the issue date (at 6.00%),  summed and divided by the "Annuity Start Amount."
Based on this  methodology a 20bp payment is equivalent to 1.80% of the "Annuity
Start Amount."

                                   SCHEDULE 9

                                 OTHER EXPENSES

 (1)  Security  Benefit  shall  pay the costs of  printing  and  mailing  the
      Separate Account Financial Statement;  provided, however, that Security
      Benefit  may make  reasonable  inquiry  regarding  the  feasibility  of including  such  Financial  Statement  in any  mailing to all  Contract owners  made  by  Investment  Services,  and  Investment  Services  may
      determine  in its  sole  judgment  to  include  such  Separate  Account
      Financial  Statement in such mailing with no charge to Security Benefit for mailing expenses unless the parties otherwise agree; and

 (2)  Security Benefit shall pay to Investment  Services by each February 28, the  estimated  cost of printing  and mailing the Annual  Statement  of
      Account to Contract owners based upon the number of Contract owners and the cost of preparing  Security  Benefit's normal statement;  provided, however, that Investment Services shall be responsible for printing and mailing such Annual Statement of Account to Contract owners.

                                    EXHIBIT A

                         AGENT AND ADMINISTRATION MANUAL
                                TABLE OF CONTENTS

1   T. Rowe Price and Security Benefit Relationship
*      Who is SBG?
*      Who is T. Rowe Price?
*      SBG and TRP Relationship

2   What is an Annuity?
*      Annuity Basics
*      Fixed and Variable Annuities
*      Immediate vs. Deferred Annuities
*      Accumulation and Annuitization Period
*      Single and Periodic Premiums

3   General Provisions of the Contracts
*      Free Look Period/Exchanges
*      Dollar Cost Averaging/Asset Rebalancing
*      Purchase Payments
*      Ownership, Annuitant, and Beneficiary

4   Investment Options
*      New America Growth
*      International Stock and Equity Income
*      Personal Strategy Balanced
*      Limited Term Bond
*      Fixed Interest Account

5   Benefits
*      Death Benefit Amount and Distribution
*      Periodic Withdrawal
*      Systematic Withdrawal

6   Annuity Payout Options
*      Dates
*      Life Option (1)
*      Life Annuity with Periodic Certain (2)
*      Unity Refund Annuity (3)/Joint and Survivor Annuity (4)
*      Payments for Fixed Period (5)/Payments for Fixed Amount (6)
*      Age Recalculation

7   Screens

*      User Identification/Client/Alpha Screen
*      Values Information/Fixed Interest Account/ACH
*      Services/Contract Names and Addresses/Transaction History
*      Purchases/Exchanges/Notes
*      Forms/DMS/Escheatment

8   Miscellaneous
*      Confirmations/Statements of Accounts
*      Application Check List
*      Letters
*      Checks
*      Addresses and Writing Instructions
*      Processing Questions

9   Administrative Procedures
*      Document Handling Procedures
*      New Application Procedure-CC Batch Entry Procedures
*      New Application Procedure-AA
*      Application Approval List
*      1035 Exchanges and Procedures
*      DMS Indexing-Records Management

10  Administrative Screen Procedures
*      Inquiry
*      New Business
*      Financial
*      Service
*      Communications
*      Screen Navigation

                                    EXHIBIT B

                          SERVICE AND QUALITY STANDARDS

  Investment  Services and Security  Benefit both  recognize  the  importance of providing  accurate and timely service to Variable Annuity Contract owners.  The parties,  therefore,  agree  to  measure  and  monitor  performance  to  service standards and processing  quality,  and to report results to each on a quarterly basis.  Investment Services and Security Benefit will meet on an annual basis to review service  levels and if necessary,  establish an action plan for improving performance levels.

1.  SALES/NEW CONTRACTS

    Security Benefit will:

    1. Incoming  calls from  Investment  Services  representatives  --  Security
       Benefit will have a group of representatives adequate in number to answer incoming calls from Investment Services representatives between the hours of 9 a.m. - 6 p.m. EST each day the New York Stock  Exchange is open.  If
       Security Benefit representatives are unavailable, the Investment Services
       representative   will   leave  a   message.   The   Investment   Services
       representative  should be called back within  four hours,  provided  that calls  received  by  Security  Benefit  after 2 p.m.  EST may be returned within  the first hour of the next  business  day.  As  needed,  Security
       Benefit  representatives  will be  available  for  conference  calls with
       Investment  Services  representatives  and potential  Contract owners for complex issues.

    2. Contract Establishment -- New contracts will be established on the day of application  receipt,  unless  the  application  is  not in  good  order.
       Security Benefit will notify  Investment  Services weekly with the number of  applications  being held  (number  and days and  reason)  for further information  from the applicant.  The contract and welcome letter will be issued within 2 days of contract establishment.

    3. Confirmation Statements -- Security Benefit will send the Contract owners
       a  confirmation   statement  the  business  day  after  the  contract  is
       established.  For one-time transaction events (does not include automatic transactions),  Security  Benefit  will  send the  confirmation  the next business day.

    4. Security  Benefit  will  provide a weekly  status  report  (see  attached example #1) for Investment Services.

Investment Services will:

    1. Sales  Calls --  Investment  Services  will  answer all  telephone  sales inquiries within the following timeframes:

          80% of the calls will be answered within 20 seconds
          The abandonment rate will not exceed 5%
          If assistance from an Investment Services Representative is necessary, and a message is taken,  the call will be returned the same day, or if the message  was  received  late in the day,  the  following  business morning.

    2. Fulfillment Kit -- Investment  Services will mail the fulfillment kit the business day after receiving the fulfillment request.

2.  ADMINISTRATION AND OPERATION SERVICE STANDARDS

    Security Benefit will:

    1. Written  Transaction  Requests -- Security  Benefit will process  written requests  for  transactions  on the day of receipt  (if a business  day).
       Investment  Services is to be notified of the  quantity of requests  held for further information from the contractholder.

    2. Contract   Maintenance   Requests  --  Security   Benefit   will  process
       contractholder   maintenance   (i.e.,   services  options)  requests  and
       Investment  Services  generated  requests within two (2) business days of receipt.

    3. Correspondence   --  If  Security   Benefit   rejects  a  Contract  owner
       transaction request,  Security Benefit will send a letter to the Contract owner by the next  business  day. If a  maintenance  request is rejected,
       Security  Benefit  will send a letter to the  Contract  owner by the next
       business  day.  If  Security  Benefit  rejects  an  Investment   Services
       generated  transaction  or  maintenance  request,  Security  Benefit will notify the Investment  Services  representative  on the day of receipt of the request for Investment  Services  action.  All  non-system  generated correspondence  will be noted on the  Security  Benefit  Software  in the
       Notes screen of the Contract owner's records.

    4. Adjustment  Requests  --  If a  contract's  records  require  adjustment,
       Investment  Services will notify Security Benefit in writing.  Adjustment requests  will be processed by Security  Benefit on the day of receipt if received by 1:00 pm EST. (After 1:00 p.m. EST will be completed by end of next business day).  Security Benefit will notify Investment  Services of any outstanding  adjustment requests weekly.  Security Benefit to provide monthly summary of adjustments processed.

    5. Regulatory  Changes -- Security Benefit will take timely action to comply with  legislation  and/or  regulations  which  result in  changes  to the administration of the Variable Annuity Plan.

    Investment Services will:

    1. Service Calls - Investment  Services  will answer all  telephone  service calls within the following timeframes:

          80% of the calls will be answered within 20 seconds
          The abandonment rate will not exceed 5%
          If assistance from an Investment Services Representative is necessary, and a message is taken,  the call will be returned the same day, or if the message  was  received  late in the day,  the  following  business morning.

    2. All financial  transactions  received via telephone in good order by 4:00
       p.m. EST will be processed the same day.

    3. All maintenance  will be processed within two (2) business days following receipt.  Research  requests will be completed within 3 business days. If not  completed  by the third day,  the request  will be  forwarded  to an
       Investment Services Supervisor for follow-up with Security Benefit.

    4. Correspondence  -- Any  correspondence  requests  handled  by  Investment
       Services  will be  answered  within  3  business  days  of the  requests.
       Investment  Services will note the correspondence on the Security Benefit
       Software in the Notes screen of the contractholder's records.

3.  QUALITY TARGET GOALS

    Both Security  Benefit and  Investment  Services will maintain the following quality target goals:

               FUNCTION                               GOAL (%)

               Contract Set-up                         98
               Correspondence Rating Accuracy          98
               Contract Maintenance Accuracy           98
               Financial Transactions                  99

                                    Newday98
================================================================================
                      Contracts
                       Carried     1035                  Transaction
          Contracts   Over-Pdng  Exchanges -  Purchases   Requests   Withdrawals
DATE     Established   & 1035    $ Received   Processed   Received   Processed
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/02/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
wkly.
totals         0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/05/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/06/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/07/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/08/98       0          0           0                      0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/09/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
wkly.
totals         0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/12/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/13/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/14/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/15/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/16/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
wkly.
totals         0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/19/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/20/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/21/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/22/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/23/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
wkly.
totals         0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/26/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/27/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/28/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/29/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
01/30/98       0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
wkly.
totals         0          0           0           0          0           0
-------- -----------  ---------  -----------  ---------  ----------- -----------
Grand Total    0          0           0           0          0           0
================================================================================

================================================================================
                            Transaction  Corres-   Adjust-
         Corres-    Adjust-  Requests    pondence   ments    Total
         pondence    ments   Carried     Carried   Carried  Amount
DATE     Received  Received    Over        Over      Over   Received WITHDRAWALS
-------- --------  --------  ----------  --------  -------  -------- -----------
01/02/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
wkly.
totals      0         0          0          0         0      $
-------- --------  --------  ----------  --------  -------  -------- -----------
01/05/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/06/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/07/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/08/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/09/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
wkly.
totals      0         0          0          0         0      $
-------- --------  --------  ----------  --------  -------  -------- -----------
01/12/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/13/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/14/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/15/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/16/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
wkly.
totals      0         0          0          0         0      $
-------- --------  --------  ----------  --------  -------  -------- -----------
01/19/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/20/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/21/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/22/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/23/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
wkly.
totals      0         0          0          0         0      $
-------- --------  --------  ----------  --------  -------  -------- -----------
01/26/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/27/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/28/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/29/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
01/30/98    0         0          0          0         0
-------- --------  --------  ----------  --------  -------  -------- -----------
wkly.
totals      0         0          0          0         0      $
-------- --------  --------  ----------  --------  -------  -------- -----------
Grand Total 0         0          0          0         0      $
================================================================================

                                    EXHIBIT C

                               BIGHORN SHEEP LOGO

                                   SCHEDULE 2

                              FUNDS AVAILABLE UNDER
                             EACH CLASS OF CONTRACTS

Effective as of the Effective Date and January 2, 1997, the following  Funds are available under the Contracts:

========================================================================================
Contracts Marketing
       Name                     Fund                          Fund Series
======================================================================================
T. Rowe Price No-Load   T. Rowe Price Equity         T. Rowe Price Equity Income
Variable Annuity         Series, Inc.                 Portfolio
                                                     T. Rowe Price New America
                                                      Growth Portfolio
                                                     T. Rowe Price Personal Strategy
                                                      Balanced Portfolio
                                                     T. Rowe Price Mid-Cap
                                                      Growth Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price International  T. Rowe Price International
                         Series, Inc.                  Stock Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price Fixed Income   T. Rowe Price Limited-Term
                         Series, Inc.                  Bond Portfolio
                                                     T. Rowe Price Prime Reserve
                                                      Portfolio
=======================================================================================

Effective as of May 1, 1998,  this  Schedule 2 is hereby  amended to reflect the following changes in Fund or Fund Series available under the Contracts:

=======================================================================================
 Contracts Marketing
        Name                    Fund                          Fund Series
=======================================================================================
T. Rowe Price No-Load   T. Rowe Price Equity         T. Rowe Price Equity Income
 Immediate Variable      Series, Inc.                 Portfolio
 Annuity                                             T. Rowe Price New America
                                                      Growth Portfolio
                                                     T. Rowe Price Personal
                                                      Strategy Balanced Portfolio
                                                     T. Rowe Price Mid-Cap
                                                      Growth Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price International  T. Rowe Price International
                         Series, Inc.                 Stock Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price Fixed Income   T. Rowe Price Limited-Term
                         Series, Inc.                 Bond Portfolio
                                                     T. Rowe Price Prime Reserve
                                                      Portfolio
=======================================================================================

Effective as of February 1, 2001,  this Schedule 2 is hereby  amended to reflect the following changes in Fund or Fund Series available under the Contracts:

=======================================================================================
  Contracts Marketing
         Name                     Fund                                 Fund Series
=======================================================================================
T. Rowe Price No-Load   T. Rowe Price Equity         T. Rowe Price Equity Income
 Variable Annuity        Series, Inc.                 Portfolio
                                                     T. Rowe Price New America
                                                      Growth Portfolio
                                                     T. Rowe Price Personal Strategy
                                                      Balanced Portfolio
                                                     T. Rowe Price Mid-Cap Growth
                                                      Portfolio
                                                     T. Rowe Price Blue Chip Growth
                                                      Portfolio
                                                     T. Rowe Price Health Sciences
                                                      Portfolio
                                                     T. Rowe Price Equity Index
                                                      500 Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price International  T. Rowe Price International
                         Series, Inc.                 Stock Portfolio
=======================================================================================
                        T. Rowe Price Fixed Income   T. Rowe Price Limited-Term
                         Series, Inc.                 Bond Portfolio
                                                     T. Rowe Price Prime Reserve
                                                      Portfolio

=======================================================================================
---------------------------------------------------------------------------------------

T. Rowe Price No-Load   T. Rowe Price Equity         T. Rowe Price Equity Income
 Immediate Variable      Series, Inc.                 Portfolio
 Annuity                                             T. Rowe Price New America
                                                      Growth Portfolio
                                                     T. Rowe Price Personal Strategy
                                                      Balanced Portfolio
                                                     T. Rowe Price Mid-Cap
                                                      Growth Portfolio
                                                     T. Rowe Price Blue Chip
                                                      Growth Portfolio
                                                     T. Rowe Price Health
                                                      Sciences Portfolio
                                                     T. Rowe Price Equity
                                                      Index 500 Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price International  T. Rowe Price International
                         Series, Inc.                 Stock Portfolio
---------------------------------------------------------------------------------------
                        T. Rowe Price Fixed Income   T. Rowe Price Limited-Term
                         Series, Inc.                 Bond Portfolio
                                                     T. Rowe Price Prime Reserve
                                                      Portfolio
=======================================================================================

   IN WITNESS  WHEREOF,  the parties  hereby amend this Schedule 2 in accordance with Article II of the Agreement.

                                 SECURITY BENEFIT LIFE INSURANCE COMPANY

                                 By its authorized officer

                                 By: AMY J. LEE
                                    ---------------------------------------
                                 Title: Vice President
                                 Date:  March 14, 2001

                                 T. ROWE PRICE INVESTMENT SERVICES, INC

                                 By its authorized officer

                                 By:  DARRELL BRAMAN
                                    ----------------------------------------
                                 Title: Vice President
                                 Date:  March 23, 2001

                                 T. ROWE PRICE ASSOCIATES, INC.

                                 By its authorized officer

                                 By:  DARREL M. BRAMAN
                                    ---------------------------------------
                                 Title: Vice President
                                 Date:  March 23, 2001

                                   SCHEDULE 3

                    SEPARATE ACCOUNTS OF THE SECURITY BENEFIT
                       COMPANIES SUPPORTING THE CONTRACTS

   Effective  as of the  Effective  Date,  the  following  separate  account and subaccounts are subject to the Agreement:

=================================================================================
    Name of Separate       Date Established by   SEC 1940 Act   Type of Product
      Account and          Board of Directors    Registration   Supported by
      Subaccounts            of the Company         Number         Account
=================================================================================
T. Rowe Price Variable     March 28, 1994         811-8724      Variable Annuity
Annuity Account

  Equity Income
   Subaccount

  International Stock
   Subaccount

  Limited Term Bond
   Subaccount

  New America Growth
   Subaccount

  Personal Strategy
   Balanced Portfolio
============================= =========================== =======================

Effective  as of  January  2,  1997,  the  following  separate  accounts  and/or subaccounts  are  hereby  added  to this  Schedule  3 and  made  subject  to the
Agreement:

=================================================================================
    Name of Separate       Date Established by   SEC 1940 Act   Type of Product
      Account and          Board of Directors    Registration   Supported by
      Subaccounts            of the Company         Number         Account
=================================================================================
Prime Reserve              Not applicable         811-8724      Variable Annuity
Subaccount

Mid-Cap Growth
Subaccount
=================================================================================

Effective  as of  February  1, 2001,  the  following  separate  accounts  and/or subaccounts  are  hereby  added  to this  Schedule  3 and  made  subject  to the
Agreement:

=================================================================================
    Name of Separate       Date Established by   SEC 1940 Act   Type of Product
      Account and          Board of Directors    Registration   Supported by
      Subaccounts            of the Company         Number         Account
=================================================================================
Blue Chip Growth           Not applicable         811-8724      Variable Annuity
 Subaccount

Health Sciences
 Subaccount

Equity Index 500
 Subaccount
=================================================================================

IN WITNESS WHEREOF,  the parties hereby amend this Schedule 3 in accordance with
Article II of the Agreement.

                                 SECURITY BENEFIT LIFE INSURANCE COMPANY

                                 By its authorized officer

                                 By: AMY J. LEE
                                    ---------------------------------------
                                 Title: Vice President
                                 Date:  March 14, 2001

                                 T. ROWE PRICE INVESTMENT SERVICES, INC

                                 By its authorized officer

                                 By:  DARRELL BRAMAN
                                    ----------------------------------------
                                 Title: Vice President
                                 Date:  March 23, 2001

                                 T. ROWE PRICE ASSOCIATES, INC.

                                 By its authorized officer

                                 By:  DARREL M. BRAMAN
                                    ---------------------------------------
                                 Title: Vice President
                                 Date:  March 23, 2001